UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 8, 2016 (January 11, 2016)

INNOPHOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33124	20-1380758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 Prospect Plains Road
Cranbury, New Jersey 08512
(Address of principal executive offices) (Zip Code)
(609) 495-2495
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On January 14, 2016, Innophos Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K under Item 5.02 (the “Form 8-K”) to report the appointment of Peter T. Thomas and Robert J. Zatta to its Board of Directors (the “Board”). Because Messrs. Thomas and Zatta were not immediately appointed to serve on any Board committees, disclosure of the Board committees on which they would serve was not included in the Form 8-K in accordance with Instruction No. 2 to the Instructions to Item 5.02. This Form 8-K/A (Amendment No. 1) is filed by the Company to amend the Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 5, 2016, Mr. Thomas was appointed to and began serving on the Audit Committee of the Board and Mr. Zatta was appointed to and began serving on the Audit Committee and the Compensation Committee of the Board.

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

February 8, 2016	By:	/s/ William Farran
Name: William Farran
Title: Senior Vice President, Chief Legal Officer and Corporate Secretary